As filed with the Securities and Exchange Commission on June 25, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Motive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2834515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12515 Research Boulevard, Building 5

Austin, Texas 78759-2220

(Address of Principal Executive Offices) (Zip code)

Motive, Inc. Equity Incentive Plan

Motive, Inc. Employee Stock Purchase Plan

Motive, Inc. 1997 Stock Option/Stock Issuance Plan

BroadJump, Inc. 1998 Stock Option/Stock Issuance Plan

Ventix Systems, Inc. 1997 Stock Option/Stock Issuance Plan

(Full title of the plans)

J. Wesley Jones

Vice President and General Counsel

Motive, Inc.

12515 Research Boulevard, Building 5

Austin, Texas 78759-2220

(512) 339-8335

(Name, address including zip code and telephone number, including area code, of agent for service)

Copies to:

Don J. McDermett, Jr.

Douglass M. Rayburn

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75214

(214) 953-6500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.001 per share, to be issued under the Motive, Inc. Equity Incentive Plan	1,397,665 shares	$10.00	(2)	$13,976,650	(2)	$1,771
Common Stock, par value $0.001 per share, to be issued under the Motive, Inc. Employee Stock Purchase Plan	750,000 shares	$10.00	(2)	$7,500,000	(2)	$950
Common Stock, par value $0.001 per share, to be issued under the Motive, Inc. 1997 Stock Option/Stock Issuance Plan	3,057,862 shares	$5.575	(3)	$17,047,581	(3)	$2,160
Common Stock, par value $0.001 per share, to be issued under the BroadJump, Inc. 1998 Stock Option/ Stock Issuance Plan	261,834 shares	$4.673	(3)	$1,223,550	(3)	$155
Common Stock, par value $0.001 per share, to be issued under the Ventix Systems, Inc. 1997 Stock Option/Stock Issuance Plan	652 shares	$2.992	(3)	$1,951	(3)	$0
Total	5,468,013 shares			$39,749,732		$5,036

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, or other similar transaction

(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, and based upon the initial public offering price of the Registrant’s Common Stock on The Nasdaq National Market on June 25, 2004.

(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, and based on a weighted average exercise price per share at which the options may be exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information concerning the Motive, Inc. Equity Incentive Plan, the Motive, Inc. Employee Stock Purchase Plan, the Motive, Inc. 1997 Stock Option/Stock Issuance Plan, the BroadJump, Inc. 1998 Stock Option/Stock Issuance Plan and the Ventix Systems, Inc. 1997 Stock Option/Stock Issuance Plan (collectively, the “Plans”) required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (“Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Motive, Inc. (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference.

The following documents have been filed with the Commission by Motive, Inc., as appropriate, and are incorporated herein by reference and made a part hereof:

(a) The Company’s latest Prospectus dated June 24, 2004, as filed by the Company with the Commission pursuant to Rule 424 on June 25, 2004, which contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b) The description of the Company’s common stock contained in its Registration Statement on Form 8-A (Registration No. 000-31409), filed on June 9, 2004, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4: Description of Securities.

Not Applicable.

Item 5: Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our Amended and Restated Certificate of Incorporation will provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law. Additionally, we have entered into separate indemnification agreements, a form of which is filed as Exhibit 10.5 to the Registration Statement on Form S-1 (Registration No. 333-111030), with certain officers and directors. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted under the Delaware General Corporation Law. We have also agreed pursuant to our Seventh Amended and Restated Investors’ Rights Agreement (filed as Exhibit 4.2 to the Registration Statement on Form S-1 (Registration No. 333-111030)) to indemnify certain stockholders who may be controlling stockholders against certain liabilities, including liabilities arising under the Securities Act.

The Underwriting Agreement (filed as Exhibit 1.1 to the Registration Statement on Form S-1 (Registration No. 333-111030)) provides for the indemnification of our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

All of our directors and officers are covered by insurance policies maintained by us against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7: Exemption From Registration Claimed.

Not Applicable.

Item 8: Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

4.1	Form of Amended and Restated Certificate of Incorporation of Motive, Inc. to be effective at the closing of the Company’s initial public offering, filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-111030) and incorporated herein by reference

4.2	Form of Amended and Restated Bylaws of Motive, Inc. to be effective at the closing of the Company’s initial public offering, filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-111030) and incorporated herein by reference

4.3	Motive, Inc. Equity Incentive Plan

4.4	Motive, Inc. Employee Stock Purchase Plan

4.5	Motive, Inc. 1997 Stock Option/Stock Issuance Plan

4.6	Broadjump, Inc. 1998 Stock Option/Stock Issuance Plan

4.7	Ventix Systems, Inc. 1997 Stock Option/Stock Issuance Plan

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Independent Auditors

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereof)

Item 9: Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 6 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 25th day of June, 2004.

MOTIVE, INC.

By:	/s/ Paul M. Baker
Paul M. Baker Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints R. Logan Wray, Paul M. Baker and J. Wesley Jones, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott L. Harmon Scott L. Harmon	Chief Executive Officer, Director (Principal Executive Officer)	June 25, 2004

/s/ Paul M. Baker Paul M. Baker	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ ERIC L. JONES Eric L. Jones	Director	June 25, 2004

/s/ MICHAEL LAVIGNA Michael LaVigna	Director	June 25, 2004

Michael J. Maples, Sr.	Director	June 25, 2004

/s/ TOM MEREDITH Tom Meredith	Director	June 25, 2004

/s/ DAVID SIKORA David Sikora	Director	June 25, 2004

/s/ JOHN D. THORNTON John D. Thornton	Director	June 25, 2004

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Amended and Restated Certificate of Incorporation of Motive, Inc. to be effective at the closing of the Company’s initial public offering, filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-111030) and incorporated herein by reference

4.2	Form of Amended and Restated Bylaws of Motive, Inc. to be effective at the closing of the Company’s initial public offering, filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-111030) and incorporated herein by reference

4.3	Motive, Inc. Equity Incentive Plan

4.4	Motive, Inc. Employee Stock Purchase Plan

4.5	Motive, Inc. 1997 Stock Option/Stock Issuance Plan

4.6	Broadjump, Inc. 1998 Stock Option/Stock Issuance Plan

4.7	Ventix Systems, Inc. 1997 Stock Option/Stock Issuance Plan

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Independent Auditors

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereof)